UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 6, 2012, MEI Pharma, Inc. (the “Company”), announced that preliminary data from a pilot Phase II clinical trial of the Company’s investigational oral histone deacetylase (HDAC) inhibitor, Pracinostat, in combination with azacitidine in patients with advanced myelodysplastic syndrome (MDS) has been accepted for poster presentation at the American Society of Hematology Annual Meeting on December 10, 2012. An abstract of the presentation, entitled “Very high rates of clinical and cytogenetic response with the combination of the histone deacetylase inhibitor Pracinostat (SB939) and 5-azacitidine in high-risk myelodysplastic syndrome,” was submitted by Dr. Quintás-Cardama and Dr. Garcia-Manero of the MD Anderson Cancer Center.

Based on these data and the Company’s planned equity financing announced on November 5, 2012, the Company expects to be in a position to initiate a randomized Phase II trial of Pracinostat in combination with azacitidine in patients with MDS by the second quarter of 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
President and Chief Executive Officer

Dated: November 7, 2012